Exhibit 99.6
Form of Guarantee

GUARANTEE

GUARANTEE, dated as of September [  ], 2008 (this “Guarantee”), made by the signatory hereto (together with any other entity that may become a party hereto as provided herein, (the “Guarantors”), in favor of the purchasers signatory (the “Purchasers”) to that certain Securities Purchase Agreement, dated as of the date hereof, by and among, inter alia, Sino Clean Energy, Inc., a Nevada corporation (the “Company”) and the Purchasers (the “Purchase Agreement”). Capitalized terms not otherwise defined shall have the meaning set forth in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Company shall issue and sell to the Purchasers, as provided in the Purchase Agreement, and the Purchasers shall purchase up to [          ] Dollars ($[           ]) of the Debentures and Warrants;

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby guarantees as follows:

1.           Interpretations. Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

2.           Guarantee and Assumption.   Each Guarantor hereby agrees that they shall, from the date of this Guarantee, be jointly and severally liable with the Company and the Founder for each and every obligation and liability of the Company and the Founder under the Purchase Agreement as if they were a party to the Purchase Agreement. Each Guarantor further agrees that the Purchasers shall not be obligated to take any steps whatsoever to collect from, to file any claim of any kind against, or to enforce any liability or obligation against, the Company or the Founder, prior to pursuing any claim, action or remedy against any Guarantor under this Guarantee.

3.           Default; Notice.  In the event of any default or breach by the Company or the Founder under the Purchase Agreement, the Purchasers hereby agree that they will provide to each Guarantor any notice that they are required to provide to the Company or the Founder in the manner provided for the giving of notices in Section 6.3 of the Purchase Agreement and that they will not take any action against each Guarantor hereunder unless and until any applicable cure period under the Purchase Agreement has expired.

4.           Acknowledgement.  Each Guarantor hereby acknowledges that this Guarantee is a material inducement for the Purchasers to enter into the Purchase Agreement, and that the Purchasers would not have entered into the Purchase Agreement without this Guarantee.

6.           Miscellaneous.  This Guarantee, and its enforcement, shall be governed by, and construed in accordance with, the laws of the State of New York (without regard for conflict rules thereof) and the United States. This Guarantee may be executed in two or more counterparts, each of which will be deemed to be an original of this agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The Guarantors may deliver an executed copy hereof by facsimile transmission to the Purchasers and any such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Guarantee.  The terms and provisions contained in this Guarantee, the Purchase Agreement, the Debentures, together with all agreements, certificates and schedules delivered in connection therewith, constitute the entire agreement between the Parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties with respect to the subject matter hereof.  No agreement or understanding varying or extending this Guarantee shall be binding upon either the Guarantors or the Purchasers, unless set forth in a writing which specifically refers to this Guarantee, signed by duly authorized officers or represent representatives of such respective parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

[GUARANTOR]

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